UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

August 20, 2021
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	3001 Summer Street,		Stamford,	Connecticut	06926
Telephone Number:	(203)	356-5000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURE
On August 20, 2021, Pitney Bowes Inc. (the “Company”) called for redemption of all of its outstanding 3.875% Notes due 2022 (the “Notes”), which were issued pursuant to an Indenture dated as of February 14, 2005, as supplemented and amended from time to time (the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon, successor to Citibank, N.A., as trustee (the “Trustee”).

The Notes will be redeemed on September 19, 2021 (the “Redemption Date”) at a redemption price equal to the sum of 100% of the aggregate principal amount of the Notes being redeemed, accrued but unpaid interest on the Notes to such Redemption Date, and any make-whole amount (the “Redemption Price”). Because the Redemption Date is not a Business Day (as defined in the Indenture), the Company will pay the Redemption Price on the next succeeding Business Day with the same force and effect as if made on the Redemption Date, and no interest will accrue for the period from and after the Redemption Date.

A notice of redemption will be delivered by the Trustee to all registered holders of the Notes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release of Pitney Bowes Inc., dated August 20, 2021.
(104)	The cover page of Pitney Bowes Inc.'s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Debbie D. Salce
Name: Debbie D. Salce
Date: August 20, 2021	Title: Vice President and Treasurer